NETMAXIMIZER.COM, INC.

            STATEMENT RE: COMPUTATION OF NET INCOME PER COMMON SHARE

                                                                                   Year Ended
                                                                                  December 31,
                                                                                  ------------
                                                                      1999            1998           1997
                                                                      ----            ----           ----
Basic:

   Net loss                                                      $ (6,135,904)     $      (900)   $      --
                                                                 ============      ===========    ============

Total Weighted Average Number of Common Shares
   Basic and Diluted                                               39,066,446        3,000,000      3,000,000

Net Loss Per Share:
   Basic and Diluted                                             $       (.16)     $      (.00)   $      --
                                                                 ============      ===========    ============
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